UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 31, 2015

Stonegate Mortgage Corporation

(Exact name of registrant as specified in its charter)

Ohio	001-36116	34-1194858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9190 Priority Way West Drive, Suite 300

Indianapolis, Indiana 46240

(Address of principal executive offices)

Registrant’s telephone number, including area code: (317) 663-5100

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers

The Board of Directors (the “Board”) of the Company has appointed James V. Smith as President and Chief Operating Officer of Stonegate Mortgage Corporation (the “Company”), effective as of September 3, 2015.

Effective as of September 10, 2015, James J. Cutillo will cease to serve as the Company’s Chief Executive Officer and as an employee of the Company, and will resign as an officer and director of the Company.

Effective as of September 10, 2015, Richard A. Kraemer, will serve as Interim Chief Executive Officer until a permanent Chief Executive Officer is appointed.

Since June 2013, Mr. Smith (age 57) has served as Director of US Mortgage Operations for Wipro Limited, a global information technology, consulting and business process outsourcing company. From July 2010 to May 2013, Mr. Smith served as Senior Vice President with Bank of America Corporation where he was responsible for directing all residential mortgage loan fulfillment activities within six centralized operation centers located throughout the eastern and central United States. From 2003 to 2009, Mr. Smith served in a variety of executive leadership roles at Saxon Capital, Inc., a NYSE-listed real estate investment trust and a leading independent residential mortgage lender and servicer. Mr. Smith’s roles included Senior Vice President of Mortgage Operations, Executive Vice President of National Production and President of Saxon Mortgage, Inc., where he directed all US mortgage lending activities including Retail, Wholesale and Correspondent business channels. Mr. Smith has a Bachelor of Business Administration in Finance from Georgia State University. There are no related-party transactions that would be required to be disclosed under Item 404(a) of Regulation S-K with respect to Mr. Smith.

Mr. Kraemer (Age 71) has been a member of the Company’s Board since May 2013 and brings with him over 35 years of experience. His knowledge comes from holding several senior executive positions at multiple banks and public companies as well as taking positions on several boards. Mr. Kraemer is a retired investor. Mr. Kraemer served as Chairman of the Board of Directors of Saxon Capital Inc., a publicly-traded mortgage real estate investment trust (“REIT”), from 2001 through 2006. Mr. Kraemer is a member of the Board of Directors of FBR Capital Markets. Mr. Kraemer also served as a trustee and member of the audit committee of American Financial Realty Trust (NYSE: AFR), a publicly-traded REIT, from 2002 to 2008, and he served as a director of Urban Financial Group, Inc. from 2001 to 2013. From 1996 to 1999, Mr. Kraemer was Vice Chairman of Republic New York Corporation, a publicly-traded holding company for Republic National Bank. From 1993 to 1996, Mr. Kraemer was Chairman and Chief Executive Officer of Brooklyn Bancorp, a publicly-traded holding company for Crossland Federal Savings Bank. Mr. Kraemer earned his Bachelor of Science degree in Business Administration with a major in Real Estate from Pace University, New York. There are no related-party transactions that would be required to be disclosed under Item 404(a) of Regulation S-K with respect to Mr. Kraemer.

A copy of the Company’s press release relating to the matters described in this Item 5.02 is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a) - (c) Not applicable.

(d) Exhibits:

99.1	Press Release, dated August 31, 2015, issued by Stonegate Mortgage Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STONEGATE MORTGAGE CORPORATION
(Registrant)

Date: August 31, 2015	By:	/s/ Robert B. Eastep
Robert B. Eastep
Chief Financial Officer
(Principal Financial Officer and Duly Authorized Officer)